Exhibit 10.14

NVIC

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, N-Viro International Corporation, a Delaware corporation (the “Issuer” of this Security) with at least 9,081,826 common shares issued and outstanding, issues this Security and promises to pay to JMJ Financial, a Nevada sole proprietorship, or its Assignees (the “Investor”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein.  This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Investor (the “Effective Date”).

The Principal Sum is $585,000 (five hundred eighty-five thousand) plus accrued and unpaid interest and any other fees.  The Consideration is $525,000 (five hundred twenty-five thousand) payable by wire (there exists a $60,000 original issue discount (the “OID”)).  The Investor shall pay $525,000 of Consideration upon closing of this Note as the Purchase Price under the Securities Purchase Agreement Document SPA-06132016 of even date herewith between the Issuer and the Investor.  The Maturity Date is twelve months after the Effective Date and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.  The Investor may extend any Maturity Date in its sole discretion in increments of up to six months at any time before or after any Maturity Date.  The Maturity Date shall automatically be deemed extended unless the Investor provides notice to the Issuer that it is not or has not extended the Maturity Date, which notice the Investor may provide at any time before or after the Maturity Date.  The Conversion Price is the lesser of $0.90 or 75% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply).  Unless otherwise agreed in writing by both parties, at no time will the Investor convert any amount of the Note into common stock that would result in the Investor owning more than 4.99% of the common stock outstanding.

1.

Interest and Repayment.  A one-time Interest charge of 10% shall be applied to the Principal Sum.  The Interest is in addition to the OID, and that OID remains payable regardless of time and manner of payment by the Issuer.  The Issuer may repay up to 98% (such that the Investor may retain 2%) of this Note (i) at any time on or before 90 days after its Effective Date in an amount equal to 120% of the sum of the Principal Sum being repaid plus all accrued and unpaid interest, OID, liquidated damages, fees and other amounts due on such Principal Sum, or (ii) at any time on or before 180 days after its Effective Date in an amount equal to 140% of the sum of the Principal Sum being repaid plus all accrued and unpaid interest, OID, liquidated damages, fees and other amounts due on such Principal Sum.  The Issuer may not repay any payment of Consideration after 180 days after its Effective Date prior to its Maturity Date without written approval from the Investor.

2.

Use of Proceeds.  The Issuer represents and warrants that it shall use the $525,000 payment of Consideration in the manner specified in the attached Schedule A.

3.

Conversion.  The Investor has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Issuer as per this conversion formula:  Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price.  Conversion notices may be delivered to the Issuer by method of the Investor’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Investor.  If no objection is delivered from the Issuer to the Investor regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto.  The Issuer shall deliver the shares from any conversion to the Investor (in any name directed by the Investor) within 3 (three) business days of conversion notice delivery.  The Investor, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Issuer (under the Investor’s and the Issuer’s expectations that any returned conversion amounts will tack back to the original date of the Note).

4.

Reservation of Shares.  At all times during which this Note is outstanding, the Issuer will reserve for the Investor from its authorized and unissued Common Stock a number of shares of not less than five times the number of shares necessary to provide for the issuance of Common Stock upon the full conversion of this Note. The Issuer initially shall reserve 8,000,000 shares of Common Stock for the Investor.  The Issuer represents that Olde Monmouth Stock Transfer Co., Inc. serves as the Issuer’s transfer agent as of the Effective Date of this Note.  The

Issuer acknowledges that Olde Monmouth Stock Transfer Co., Inc. is a party to an irrevocable instruction and share reservation letter agreement between the Issuer, the transfer agent and the Investor regarding this Note. The Issuer agrees that the Issuer’s use of Olde Monmouth Stock Transfer Co., Inc. as its transfer agent is material to the Investor, that the Issuer may not terminate or replace Olde Monmouth Stock Transfer Co., Inc. as the Issuer’s transfer agent without obtaining the Investor’s written consent thirty days in advance of such termination or replacement, and that the Issuer must provide the Investor, within five business days following the termination, resignation or replacement of Olde Monmouth Stock Transfer Co., Inc. or any subsequent transfer agent an irrevocable instruction and share reservation letter, executed by the Issuer and the new transfer agent, providing rights to the Investor identical to the rights provided to the Investor in the irrevocable instruction and share reservation letter between the Issuer, the Investor, and Olde Monmouth Stock Transfer Co., Inc.  The Issuer further agrees that every provision in the irrevocable instruction and share reservation letter agreement are also material to the Investor such that the Investor would not otherwise enter into this Note agreement.

5.

Investor’s Put Option on Note.  The Investor has the right, in its sole discretion, to require the Issuer to repurchase this Note from the Investor at any time after 150 days after its Effective Date in an amount equal to 125% of the sum of the Principal Sum plus all accrued and unpaid interest, OID, liquidated damages, fees and other amounts due on such Principal Sum.  The Investor must provide the Issuer with at least 45 days advance written notice (the Investor may provide such notice at any time, including prior to the 150th day after the Effective Date of this Note).  The Investor may elect to cancel the repurchase notice at any time prior to receiving the repurchase payment from the Issuer.  If the Investor cancels a repurchase notice the Investor shall retain the right to subsequently elect to require the Issuer to repurchase this Note from the Investor in the manner provided in this Section.  Unless otherwise agreed in writing, all repurchase or other payments must be paid by the Issuer to the Investor by wire transfer of immediately available funds in US Dollars from a U.S. bank account of the Issuer or the Issuer’s attorney as the Investor does not accept payment from any third parties or from non-U.S. bank accounts.

6.

Mandatory Registration Rights.  Registration of the common shares into which this Note is convertible is mandatory, as set forth in Registration Rights Agreement RR-06132016.

7.

Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Issuer or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in this Note, such term, at the Investor’s option, shall become a part of the transaction documents with the Investor.  The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion rights, conversion discounts, conversion lookback periods, interest rates, original issue discounts, and warrant coverage.  The Issuer shall notify the Investor of such additional or more favorable term, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms, and, at any time while this Note is outstanding, the Investor may request of the Issuer and/or its transfer agent (and they will provide) a schedule of all issuances since the Effective Date of this Note of shares of common stock or of securities entitling the holder thereof to acquire shares of common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of common stock of the Issuer.

8.

180 Day Prohibition on Convertible Securities.  Without the written consent of the Investor, the Issuer may not issue within 180 days after the Effective Date of this Note any security that is under any circumstance convertible into or exercisable or exchangeable for shares of common stock of the Issuer within twelve months after its date of issue, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.  At the Investor’s election, so long as any balance remains outstanding on this Note, the Issuer must use 50% of the first $600,000 of proceeds from any debt or equity issued by the Issuer to pay off the amount due under this Note.

9.

Default.  Each of the following are an event of default under this Note: (i) the Issuer shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Issuer shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Issuer shall breach or fail to honor any other term of this Note, any term under any other document related to this Note, or any other written agreement between the Issuer and the Investor (collectively, the “Transaction Documents”), including, without limitation, the Issuer’s obligation to reserve at all times a sufficient number of shares to provide for the issuance of common stock upon the full conversion of this Note pursuant to Section 4 of this Note; or (iv) the Issuer fails to keep available a sufficient number of authorized, unissued and unreserved shares of common stock (other than shares of common stock reserved for the Investor) to permit the Investor to increase its share reserve to such number of shares as equals not less than five times the outstanding Note balance divided by the closing price of the Issuer’s common stock; or (v) the Issuer’s failure to increase the number of authorized shares of common stock of the Issuer within sixty days of having a number of authorized, unissued, and unreserved shares of common stock (excluding shares of common stock reserved for the Investor) of less than five times the number of shares necessary to provide for the issuance of common stock upon full conversion of this Note; or (vi) the Issuer terminates or replaces the entity or person serving as the transfer agent for the Issuer without obtaining the previous written consent of the Investor thirty days in advance of such termination or replacement; or (vii) the Issuer’s failure to appoint a new transfer agent approved by the Investor (such approval not to be unreasonably withheld) and to provide the Investor, within five business days following termination, resignation or replacement of the current transfer agent, an irrevocable instruction and share reservation letter, executed by the Issuer and the new transfer agent, providing rights to the Investor identical to the rights provided to the Investor in the irrevocable instruction and share reservation letter between the Issuer, the Investor, and the terminated, resigned or replaced transfer agent; or (viii) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (ix) the Issuer shall make a general assignment for the benefit of creditors; or (x) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (xi) an involuntary proceeding shall be commenced or filed against the Issuer; or (xii) the Issuer’s common stock has an offering price of $0.0001 on its principal trading market at any time; or (xiii) the Issuer’s market capitalization (the number of shares of common stock issued and outstanding multiplied by the price per share of common stock) is less than $200,000 at any time or decreases to less than 50% of the market capitalization on the Effective Date of any payment of Consideration; or (xiv) the price per share of the Issuer’s common stock decreases to less than 50% of the price per share on the Effective Date of any payment of Consideration; or (xv) the Issuer shall lose its status as “DTC Eligible” or the Issuer’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xvi) the Issuer shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (xvii) the Issuer shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

10.

Remedies.  For each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a fee of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such fee will be added to the Principal Sum of the Note (under the Investor’s and the Issuer’s expectations that any penalty amounts will tack back to the original date of the Note).  Upon each occurrence of any other event of default, the Investor may asses and apply a fee against the Issuer of not less than $50,000 at any time any balance remains outstanding on this Note, regardless of whether such event of default has been cured or remedied and regardless of whether the Investor delivered a notice of default at the time of the event of default or at the time the Investor discovered the event of default.  The parties agree that the fee shall be applied to the balance of the Note and shall tack back to the Effective Date of the Note for purposes of Rule 144.  The parties acknowledge and agree that upon an event of default, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under this Note or any other Transaction Document between the parties are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Note is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in this Note and the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Effective Date and are consistent with investments of this type. The liquidated damages provisions shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages are intended to be in lieu of actual damages.

11.

Acceleration.  In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration (the “Note Balance”), shall become, at the Investor’s election, immediately due and payable in cash at the Mandatory Default Amount.  The Mandatory Default Amount means the Investor’s choice of (this choice may be made at any time without presentment, demand, or notice of any kind):  (i) the Note Balance divided by the Conversion Price on the date of the default multiplied by the closing price on the date of the default; or (ii) the Note Balance divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded or (b)

paid in full, whichever has a lower Conversion Price, multiplied by the closing price on the date the Mandatory Default Amount is either (a) demanded or (b) paid in full, whichever has a higher closing price; or (iii) 150% of the Note Balance.  In connection with such acceleration described herein, the Investor need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Investor at any time prior to payment hereunder and the Investor shall have all rights as a holder of the note until such time, if any, as the Investor receives full payment pursuant to this Section 11.  No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.

12.

Right to Specific Performance and Injunctive Relief.  Nothing herein shall limit the Investor’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  In this regard, the Issuer hereby agrees that the Investor will be entitled to obtain specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof or the Issuer’s obligations regarding the reservation of shares and its transfer agent, including the use, termination, replacement or resignation of the transfer agent and the obligation to deliver an irrevocable instruction and share reservation letter with any subsequent transfer agent.  The Issuer agrees that, in such event, all requirements for specific performance and/or preliminary and permanent injunctive relief will be satisfied, including that the Investor would suffer irreparable harm for which there would be no adequate legal remedy.  The Issuer further agrees that it will not object to a court or arbitrator granting or ordering specific performance or preliminary and/or permanent injunctive relief in the event the Investor demonstrates that the Issuer has failed to comply with any obligation herein.  Such a grant or order may require the Issuer to immediately issue shares to the Investor pursuant to a Conversion Notice and/or require the Issuer to immediately satisfy its obligations regarding the reservation of shares and its transfer agent, including the use, termination, replacement or resignation of the Issuer’s transfer agent and the obligation to deliver an irrevocable instruction and share reservation letter with any subsequent transfer agent.  The Issuer further expressly waives any right to any bond in connection with any temporary or preliminary injunction.

13.

No Shorting.  The Investor agrees that so long as this Note from the Issuer to the Investor remains outstanding, the Investor will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Issuer.  The Issuer acknowledges and agrees that upon delivery of a conversion notice by the Investor, the Investor immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

14.

Assignability.  The Issuer may not assign this Note.  This Note will be binding upon the Issuer and its successors and will inure to the benefit of the Investor and its successors and assigns and may be assigned by the Investor to anyone without the Issuer’s approval.

15.

Governing Law, Legal Proceedings, and Arbitration.  THIS NOTE WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA (INCLUDING ANY RIGHTS TO SPECIFIC RELIEF PROVIDED FOR UNDER NEVADA STATUTES), WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  THE PARTIES HEREBY WARRANT AND REPRESENT THAT THE SELECTION OF NEVADA LAW AS GOVERNING UNDER THIS NOTE (I) HAS A REASONABLE NEXUS TO EACH OF THE PARTIES AND TO THE TRANSACTIONS CONTEMPLATED BY THE NOTE; AND (II) DOES NOT OFFEND ANY PUBLIC POLICY OF NEVADA, FLORIDA, OR OF ANY OTHER STATE, FEDERAL, OR OTHER JURISDICTION.

ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATED TO THIS NOTE, OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES, SHALL BE COMMENCED ONLY IN THE STATE OR FEDERAL COURTS OF GENERAL JURISDICTION LOCATED IN MIAMI-DADE COUNTY, IN THE STATE OF FLORIDA, EXCEPT THAT ALL SUCH DISPUTES BETWEEN THE PARTIES SHALL BE SUBJECT TO ALTERNATIVE DISPUTE RESOLUTION THROUGH BINDING ARBITRATION AT THE INVESTOR’S SOLE DISCRETION AND ELECTION (REGARDLESS OF WHICH PARTY INITIATES THE LEGAL PROCEEDINGS).  The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates.  Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim.  Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in Miami-Dade County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Effective Date of this Note, except as modified by this agreement. The Investor’s election to arbitrate shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions.  The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations.  The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Note.  The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction.  The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable.  The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

16.

Delivery of Process by the Investor to the Issuer.  In the event of any action or proceeding by the Investor against the Issuer, and only by the Investor against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Investor via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known attorney as set forth in its most recent SEC filing.

17.

Attorney Fees. If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

18.

Opinion of Counsel. The Issuer shall provide the Investor with an opinion of counsel prior to the Effective Date of the Note that neither this Note, nor any other agreement between the parties, nor any of their terms (including, but not limited to, interest, original issue discount, conversion terms, warrants terms, penalties, fees or liquidated damages), individually or collectively violate any usury laws in the State of Nevada.  Prior to the Effective Date of the Note, the Issuer and its management have reviewed such opinion, consulted their counsel on the opinion and on the matter of usury, and have further researched the matter of usury to their satisfaction.  Further, the Issuer and its management agree with the opinion of the Issuer’s counsel that neither this Note nor any other agreement between the parties is usurious and they agree they will not raise a claim of usury as a defense to the performance of the Issuer’s obligations under this Note or any other agreement between the parties.  THE ISSUER HEREBY WARRANTS AND REPRESENTS THAT THE SELECTION OF NEVADA LAW AS GOVERNING UNDER THIS AGREEMENT (I) HAS A REASONABLE NEXUS TO EACH OF THE PARTIES AND TO THE TRANSACTIONS CONTEMPLATED BY THESE AGREEMENTS; AND (II) DO NOT OFFEND ANY PUBLIC POLICY OF NEVADA, FLORIDA, OR OF ANY OTHER STATE, FEDERAL, OR OTHER JURISDICTION.  In the event that any other opinion of counsel is needed for any matter related to this Note, the Investor has the right to have any such opinion provided by its counsel.  Investor also has the right to have any such opinion provided by Issuer’s counsel.

19.

Notices.  Any notice required or permitted hereunder (including Conversion Notices and demands for arbitration) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Issuer:

Investor:

/s/ Timothy R. Kasmoch

/s/ Justin Keener

Timothy Kasmoch

JMJ Financial

N-Viro International Corporation

Its Principal

Chief Executive Officer

Date:   June 13, 2016

Date:  June 13, 2016

Schedule A

The Issuer shall use the $525,000 payment of Consideration first, before using such funds for any other purpose, to retire the following debt of the Issuer.

The Issuer represents that it owes JSJ Financial $125,000 under a Note issued on December 14, 2015.  The Issuer represents that the Issuer is permitted to repay the JSJ Financial Note at any time on or before June 13, 2016, and the amount payable by the Issuer to retire the JSJ Financial Note will be approximately $190,288 if the Issuer repays the debt on or before June 13, 2016.

The Issuer represents that it owes Tangiers Investment Group $58,500 under a Note issued on March 4, 2016.  The Issuer represents that the Issuer is permitted to repay the Tangier Investment Group Note at any time on before August 31, 2016, and the amount payable by the Issuer to retire the Tangiers Investment Group Note will be approximately $77,670 if the Issuer repays the debt on or before June 13, 2016.

The Issuer represents that it owes Tangiers Global $110,000 under a Note issued on April 25, 2016.  The Issuer represents that the Issuer is permitted to repay the Tangiers Global Note at any time on before October 22, 2016, and the amount payable by the Issuer to retire the second Tangiers Global Note will be approximately $121,000 if the Issuer repays the debt on or before June 13, 2016.

The Issuer shall use the proceeds of the $525,000 payment of Consideration to retire all of the debt listed above within two business days of receipt of the payment of Consideration.  The Issuer shall submit to the Investor within three business days of receipt of the payment of Consideration written confirmation (such as by providing a copy of the wire transfer) that each of the debts has been repaid in full.

The Issuer may use the remaining proceeds of the $525,000 payment of Consideration for general working capital purposes following written receipt of acknowledgement from the Investor that both (a) the Investor has received the written confirmation that each of the debts listed above has been retired and (b) the Investor is satisfied with the documentation received.

The Issuer acknowledges that its representations and warranties contained in this Schedule A are material to the Investor.  The Issuer specifically represents that it shall satisfy all of its obligations under this Schedule A.  The Issuer’s failure to satisfy every one of its obligations under this Schedule A shall constitute an Event of Default and the Note shall become immediately due and payable.

Issuer:

/s/ Timothy R. Kasmoch

Timothy Kasmoch

N-Viro International Corporation

Chief Executive Officer